Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2023 (April 3, 2023, as to the subsequent events described in Note 16), relating to the combined financial statements of Crane NXT, appearing in the Current Report on Form 8-K of Crane NXT, Co. filed on April 3, 2023.

/s/ Deloitte & Touche LLP

Stamford, Connecticut April 13, 2023